Investor Update | NAREIT REITWeek June 2023

Differentiated Tech & Media Focused REIT Tech and media focused REIT with deep expertise and relationships across these synergistic, converging and secular growth industries Focused on global tech & media epicenters with favorable long-term supply/demand fundamentals World-class, amenitized office and studio portfolio with synergistic growth potential Full-service platform adept at identifying, acquiring, transforming, developing, leasing and operating assets Proactive balance sheet management & track record of strategically accessing capital to support long-term strategy REIT-leading, GRESB recognized Better Blueprint ESG program 3

High-Quality Tenancy of Public & Established Private Companies 62% 33% 5% Office Tenant Diversification (HPP’s Share of ABR by Public1/Private & Age) Public Company Private Company ≥10 Years Private Company <10 Years Public1 Tenants HPP’s Share % ABR % Credit Rated 76% Credit Rated as % of Total 46% ~11 Years WALT2 ~5 Years Remaining WALT2 Note: Data as of of 3/31/23. See appendix for definitions of commonly used terms. (1) Reflects status of tenant or tenant’s parent entity. There can be no assurance that parent entity will satisfy lease and other obligations upon default. (2) Reflects 100% ownership of consolidated and unconsolidated joint ventures for in-service office assets. 4

8 Assets HPP Office Stands to Benefit from Flight to Quality SEATTLE 86.4% (+426 BPS vs. market) SAN FRANCISCO 93.9% (+1,296 BPS vs. market) SILICON VALLEY 80.8% (-817 BPS vs. market, or -187 BPS excl. Qualcomm 3Q22 vacate) LOS ANGELES 99.3% (+1,719 BPS vs. market) VANCOUVER 94.4% (+483 BPS vs. market) HPP In-Service Portfolio % Leased vs. Market1 13 Yrs Avg. Age 84% Class A 7 Assets 9 Yrs Avg. Age 76% Class A 12 Assets 5 Yrs Avg. Age 98% Class A 1 Asset 20+ Yrs Avg. Age 100% Class B 18 Assets 17 Yrs Avg. Age 93% Class A Note: Data as of 3/31/23. See appendix for definitions of commonly used terms. (1) Data reflects 100% ownership of consolidated and unconsolidated joint ventures for in-service office portfolio by square footages unless otherwise noted. Building age reflects date of (re)development and/or renovation completion. Asset Class A or B as determined by CBRE. 85% of HPP’s share of ABR derived from CBRE-defined Class A product, including 90% of ABR within the Peninsula and Silicon Valley submarkets 5

HPP Portfolio Leasing Metrics Strengthening YOY Change 1Q23 v. 1Q22 (Total / Weighted Average Trailing 4 Quarters) 0% 2% 4% 6% 8% 10% 12% WALT TI / LC Net Effective Rent Gross Leasing 1.96M Sq Ft $43.42 / Sq Ft $9.77 / Sq Ft 61 Months 1Q23 Trailing 4Qs Total / Wtd. Avg. Note: Data as of 3/31/23. See appendix for definitions of commonly used terms. +6% +10% +1% +9% Key leasing metrics continued to improve year-over-year with growth in net effective rent outpacing additional leasing costs 6

HPP Asset Tours at Highest Levels Since 2Q18 HPP Office Portfolio Tour Activity 1Q18 – 1Q23 0 20 40 60 80 100 120 140 0 200,000 400,000 600,000 800,000 1,000,000 1,200,000 1,400,000 1,600,000 1,800,000 2,000,000 Total Sq Ft Tour Count Sq Ft # Tours ~14K Sq Ft Avg. Requirement ~8K Sq Ft Avg. Requirement Increased tour activity historically a leading indicator for leasing activity in future quarters—total square feet, number of tours and average requirement size all increasing 7

~50% Potential Coverage on Total 2023 Expirations3 ~4% Mark-to-Market on Rent for 2023 Expirations2 Momentum in Tackling 2023 Expirations % of 2023 Expirations % (Below) Market Rent2 Lease Year Vintage Avg. Suite Size (Sq Ft) % Potential Coverage3 Los Angeles 3% (8%) 2018 ~4K 31% San Francisco 30% (4%) 2015 ~14K 53% Silicon Valley 45% (1%) 2019 ~7K 40% Seattle 12% (20%) 2013 ~16K 78% Vancouver 10% (7%) 2020 ~5K 50% - 500,000 1,000,000 1,500,000 2,000,000 2,500,000 - 200,000 400,000 600,000 800,000 1,000,000 1,200,000 1,400,000 Renewal Leases New Leases Leasing Pipeline HPP’s Pipeline1 Remains Strong Despite Slower Leasing Velocity Silicon Valley small tenants comprise majority of 2023 expirations with significant # latter half of year Note: Data as of 3/31/23. See appendix for definitions of commonly used terms. (1) HPP’s pipeline comprised of deals in leases, LOIs or proposals. (2) Excludes month-to-month, HPP and temp suites as well as percentage rent tenants. (3) Potential coverage comprised of 45% deals in leases, LOI and proposals plus another 5% of deals in discussions. There can be no assurance that deals in LOI, proposals or discussion will be consummated upon the expected terms or at all. New/Renewal Sq Ft Pipeline Sq Ft 8

UDSON PACIFIC PROPERTIES

Leveraging Market-Ready Suites Shortens Deal Cycle

HPP is leveraging a track record of execution in pre-building suites to expedite the deal cycle, including a multifaceted approach to addressing uncertainty around space utilization

HPP Market-Ready Suite Inventory

Investment (2016 – Today)	Status	Sq Ft	Location
$132M ($64 / Sq Ft)	Completed / Fully Leased	2.1M	15% Los Angeles 65% Silicon Valley 20% Seattle / Vancouver
$26M ($50 / Sq Ft)	Completed / Active Inventory	500K	40% Silicon Valley 60% Seattle
$20M ($56 / Sq Ft)	Under Construction	340K	25% Silicon Valley 75% Seattle / Vancouver

Completed Suites ~88% Leased

~5 Mos Avg. Downtime Saved Per Suite

~10% Savings in TI Spend / Sq Ft

HPP / Gensler Architects partnering to create optimized test fits to expedite tenants' decision making around how to use their space

Industry-Specific Test Fits



OPTION 1 *CREATIVE*
AREA (USF): 3,760 **USF**

WORKSTATIONS	24	LOUNGE / ENTRY	1	HEADCOUNT 31
ALTERNATIVE TOUCHDOWN	8	BREAK AREA	1	121 SF/PERSON
OFFICES	3	COPY	1	
CONFERENCE	1			



OPTION 2 TECH
AREA (USF): 3,760 **USF**

WORKSTATIONS	16	ENTRY	1	HEADCOUNT 22
ALTERNATIVE TOUCHDOWN	6	BREAK AREA	1	170 SF/PERSON
OFFICES	3	COPY	1	
CONFERENCE	1			



OPTION 3 *TRADITIONAL*
AREA (USF): 3,760 **USF**

WORKSTATIONS	12	LOUNGE / ENTRY	1	HEADCOUNT
ALTERNATIVE TOUCHDOWN	6	BREAK AREA	1	197 SF/PERSON
OFFICES	4	COPY	1	
CONFERENCE	2	OPEN COLLAB.	1	

Note: Data as of 3/31/23.

9

0 50 100 150 200 250 IT Operations Software Development 112 Software Dev. 10 Tech Employment Trends Above/In-Line with Pre-Pandemic Tech Job Postings 1Q20-1Q23 Indeed Job Postings Index – 2/1/20 = 100 FAANG+ Employment Growth Pre-Pandemic vs. Current1 Tech remote work job postings declined by ~6% 4Q22-1Q23—more than any other sector2 Microsoft Google Apple Amazon Meta Netflix 2019 Headcount Most Recent Headcount (Adj. for Subsequent Reductions) +47% +50% +20% +84% +49% +47% (1) Sources: Public filings, Crunchbase. Most recent publicly available headcount adjusted only for subsequent layoffs not subsequent hiring. Amazon headcount not to scale. (2) Robert Half Talent Solutions. Indeed Job Postings Index 49% Avg. Headcount Increase vs. Pre-Pandemic 103 IT Ops. Tech layoffs represent small portion of total workforce with headcount still well in excess of pre- pandemic levels and tech-related job postings still above pre-pandemic levels

11 Big Tech’s Official Return to Office Picking Up Pace Examples of 2022 RTO Announcements Examples of 2023 RTO Announcements Examples of Hybrid Policies / No Formal Announcement Growing number of companies formalizing return to office policies typically mandating employees are in office at least 3-4 days per week

12 Renewed Public Sector Focus to Address CBD Issues New Mayor Karen Bass took office December 2022 Already housed 4K individuals & started to clean up persistent encampments in business cores through Inside Safe Program Proposed $1.3B in additional spending for 2023-2024 on housing & homelessness solutions Increased spending to hire 400 additional police officers in 2024 New Mayor Bruce Harrell took office January 2022 Launched Downtown Activation Plan to make downtown more safe & welcoming Filling vacant retail through multi- phase Seattle Restored Program Increased spending for Pioneer Square program activation Launched Operation New Day to address crime & partnership with federal law enforcement Renewed focus from Mayor London Breed on reviving Mid- Market, SoMa and Civic Center neighborhoods Launched Roadmap to Downtown San Francisco’s Future in Feb 2023 focused on ensuring a safe/clean downtown Plan dedicates another $25M to police, expands street response teams, increases investment in public events & pushes for flexible land use policy to reactivate vacant space LOS ANGELES SAN FRANCISCO SEATTLE

85% 14% 1%99% in HPP’s Markets $0 $50 $100 $150 $200 $250 $300 $350 $400 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 1Q23 San Jose-San Francisco-Oakland Los Angeles-Long Beach Seattle-Tacoma Other US MSAs 38% SF Bay Area Avg. Share of US Venture Funding 13 HPP’s Markets: Epicenters for VC & AI Investment ~660K Sq Ft of Active AI Requirements in San Francisco (CBD) Representing AI Expected to Fuel Next Waive of Absorption $21M $36M $43M $43M $42M $80M $71M $85M $158M $107M $18M 48% HPP Markets Avg. Share of US Venture Funding 56% 5% 4% 35% San Francisco Bay Area Seattle Los Angeles Other US Open Source AI Capital Raised (US) Open Source AI HQ Location (US) US Venture Capital Investment ~480K Sq Ft of Net Positive Absorption 65% in HPP’s Markets Sources: 1Q23 PitchBook-NVCA Venture Monitor Summary, NFX Generative Tech Open Source Market Map, May 2023 and CBRE. HPP’s markets command ~50% of total venture funding with 2023 on pace to meet or exceed pre- pandemic investment—over 85% of AI funding goes to Bay Area companies

2021 2022 302 192 95 254 2017 2022 Broadcast + Cable SVOD + AVOD Content Spend Drives Sound Stage & Services Demand (1) Sources: Variety VIP+ and Moffet Nathanson, US Media. $98B $113B 397 446 +14% +17% Licensed & Original Content Spend YOY Growth1 US Live Scripted Episodic Productions 2017 vs. 20221 # of Productions Streaming companies continued to increase spending on original content through 2022 as a key component of their business model to attract & retain subscribers 14

The Only Publicly Traded Studio Platform

HPP is uniquely positioned through its studio business to capitalize on attractive long-term fundamentals around content production despite short-term headwinds

Long-Term Strength

Original content spending remains the primary growth engine of the entertainment business

5.0 → 5.2 Hours
Increase in Daily Video Consumption 2019-2023[1]

1.6 → 4.7 Subscriptions
Increase in Paid Streaming per Household 2016-2023[1]

VS.

Short-Term Headwinds

Renewed focus on profitability due to macroeconomic factors & production delays as a result of studio union strikes


Sunset Studios


QUIXOTE
Stage
12

HPP is Differentiating its Studio Business to Win

- ✓ High-quality sound stages & transportation assets
- ✓ Industry leading sales organization with robust production pipeline
- ✓ "One stop" solution for clients across soundstages, equipment, transportation
- ✓ Prioritizing ESG to lead rental of fully electric studio trailers
- ✓ Ability to scale assets & services across geographies regardless of where market shifts

15

(1) Source: Activate 2023 Technology & Media Outlook.

Understanding the Studio Union Strike

- **Pre-Strike Slowdown:** In 1Q23, particularly in March, production unexpectedly slowed as streaming studios postponed filming and pivoted towards existing content pipelines in anticipation of a strike
- **Unknown Duration:** Business model for content creation has changed dramatically & this strike has a unique set of issues—precise duration is unknown (7 writers strikes since 1950 ranging from 2-22 wks)
- **Multi-Year Agreements:** Majority of HPP's in-service studio revenue is subject to multi-year (1+) agreements, whereas Quixote studios & services mostly contracted on a show-by-show basis
- **Guaranteed Minimums:** Many multi-year agreements have minimums for rental, service and other revenue (i.e. lighting & grip) during "dark periods" when a production is on hiatus, but still a portion is variable
- **Non-Strike Impacted Revenue:** HPP will look to grow rental, service and other revenue streams less likely to be impacted by the strike, including commercials, non-scripted location shoots (i.e. reality TV) and live events
- **Seasonality:** Stage rental and production services revenue are seasonal as productions prep/wrap versus more active filming—thus strike's revenue impact is non-linear
- **Fixed Costs:** Studios have significant fixed costs—HPP is exploring various cost cutting measures
- **Post-Strike Ramp Up:** Potential for temporary heightened stage & services utilization post ramp up—with opportunity to recoup portion of lost revenue, as studios rebuild content pipelines (i.e. post-Covid lockdown)

~30% Decline in Overall LA Film & TV Productions in 1Q23[1]	**5/2/23** WGA Fails to Reach Agreement & Elects to Strike	**14 Weeks** Mean/Median Strike Duration
44% of In-Service Studios + Quixote Revenue Under Multi-Year Agreements (or **83%** excl. Quixote)[2]	**~20%** of 2022 Quixote Revenue Less Likely to be Strike Impacted[3]	**~80%** of 2022 Studio Expenses Fixed Costs[3]

Studio Seasonality

Same-Store Studio NOI by Quarter 1Q19-1Q23[4]



($ in Millions)
$12,000
$10,000
$8,000
$6,000
$4,000
1Q
2Q
3Q
4Q
Post-Covid Ramp Up
2019
2020
2021
2022
2023

(1) Source: Film LA. (2) Based on 2022 contractual revenue from long-term (>1 year) leases and includes rent, must-take parking and minimum revenue for ancillary services. (3) Based on 2022 actuals for the in-service studio and Quixote studios and services. (4) Same-store studio cash NOI is a non-GAAP measure. See appendix for reconciliations.

16

$0 $20,000 $40,000 $60,000 $80,000 $100,000 $120,000 $140,000 $160,000 $180,000 $15M $34M $207M Full Benefit of Integrated Studio Platform Post-Strike $15M of to be realized post- acquisition cost savings / synergies 2022 Same-Store Studio Cash NOI1 Est. Sunset Glenoaks Stabilized Annual Cash NOI (by 2Q24) Est. Quixote Studios & Services 2023 Cash NOI (No- Strike)2 Est. Fully Integrated Studio Annual Cash NOI1 11% 2022 23% Future Estimate HPP’s Share Studio NOI as % of Total NOI $70M $73M $85M Est. Sunset Waltham Cross Stabilized Annual Cash NOI (Planned Development)4 $15M Note: Data reflects 100% ownership of consolidated and unconsolidated joint ventures unless otherwise noted. See appendix for definitions of commonly used terms. There can be no assurance that actual results will not differ materially from estimates. (1) Same-store studio cash NOI is a non-GAAP measure. See appendix for reconciliation. (2) Reflects HPP’s 2023 assumptions and inputs for full-year outlook provided in February 2023. (4) Sunset Waltham Cross stabilized cash NOI estimated using comparable cost and yield assumptions to Sunset Glenoaks. ($ in Thousands) $15M $34M HPP has yet to realize the full benefit of synergies from its combined purpose-built studio & services platform with significant LA market share 17

Selective Development & Diversified Future Pipeline

Under construction and future development pipeline comprised of unique studio, office and residential opportunities to execute upon when timing is right

Under Construction






Sunset

SUNSET GLENOAKS

2023 year-end delivery – studio

No directly competitive new product & pre-strike purpose-built stages in LA 90%+ leased

Burbank-adjacent & proximate to Disney, Warner Bros., NBCUniversal

Pre-leasing interest on both long-term/multi-stage & show-by-show bases

Under Construction







WASHINGTON 1000

2024 delivery – office

No new product delivering in Denny Triangle / South Lake Union through year-end 2024

Recent RTO mandates from Amazon, Lyft, Redfin, Oracle, Docusign

Vibrant neighborhood with new convention center, hotel, residential & retail amenities

Future Development Pipeline

8 Projects

5 Markets

3.6M Sq Ft

~55/40% Studio/ Office

Note: Data as of 3/31/23. Market data based on management estimates. There can be no assurance that development pipeline will be completed on expected timeline or at all.

18

$0.6 $1.0 $1.2 $1.6 $2.2 $2.5 $6.5 $7.1 $7.2 $7.8 $8.2 $8.3 $8.8 $9.7 $9.9 1% 25% 31% 33% 38% 36% 33% 36% 32% 34% 35% 33% 34% 38% 37% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 IPO (2Q20) 4Q10 4Q11 4Q12 4Q13 4Q14 4Q15 4Q16 4Q17 4Q18 4Q19 4Q20 4Q21 4Q22 1Q23 HPP's Share Gross Assets HPP's Share Net Debt / HPP's Share Gross Assets Track Record of Capital Discipline ($ in Billions) Note: Data as of 3/31/23. See appendix for definitions of commonly used terms and reconciliation of HPP’s share of net debt. $2.4B of Equity Raised Exclusively to Fund Transactions HPP maintained 30-40% leverage while growing share of gross assets over 15x– successfully raising debt and equity at favorable terms to fund strategic growth 19

20 Focus on Maintaining a Strong Balance Sheet Current Liquidity Cash on Hand $163.3M Revolver Availability $505.0M Construction Loan Availability $132.7M TOTAL $801.1M + Established & Diversified Bank Relationships: ~40% of syndicated facility held by regional banks + Dividend Reduction: 40-50% dividend cut yields another $58-72M of annual liquidity—50% cut results in payout ratio of ~52% based on 1Q23 AFFO + Asset Sales: Exploring disposition of 6 assets, including 1 land parcel (sold 4 assets generating $246M of gross proceeds 3Q22-1Q23) Note: Data as of 3/31/23 with debt metrics proforma for the Quixote loan paydown, cash rent commencement at One Westside and construction loan draws as of May 2023, as applicable. Revolver and construction loan borrowings are subject to certain conditions. See appendix for definitions of commonly used terms. (1) See appendix for reconciliations of HPP’s share of net debt and HPP’s share of cash adjusted EBITDAre. (2) Fixed rate debt includes debt subject to interest rate swaps. HPP is strengthening its balance sheet and enhancing its liquidity position to address challenging macroeconomic and sector-specific conditions 37% HPP’s Share Net Debt1 / HPP’s Share Gross Assets 8.0x HPP’s Share Net Debt / HPP’s Share of Cash Adj. EBITDAre1 4 Yrs Avg. Debt Maturity 86% Fixed or Capped Rate Debt2 70% Unsecured Debt 64% Unencumbered Cash NOI

$50 $259 $98 $241 $50 $173 $168 $0 $100 $200 $300 $400 $500 $600 $700 $800 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 Bentall Centre One & Two Westside Sunset Glenoaks Studios (fully drawn) Series B Notes 1918 Eighth Element LA Series E Notes Path to Address Maturities Through Year-End 2025 21 HPP’s Share Debt Maturities 3Q23 – 4Q25 Repay with corporate liquidity Active discussions on loan extension with principal re- margining (BX leading) Tenant credit and debt yield expected to support refinancing In-favor asset class and debt yield expected to support refinancing Tenant credit and debt yield expected to support refinancing Tenant credit and debt yield expected to support refinancing Repay with corporate liquidity or (un)secured financing ($ in Millions) Class A, 100% leased to Riot Games HQ (Tencent backed) with ~5 yrs remaining lease term at maturityClass A, 100% leased to Fortune 100/Top 5 tech company with ~5 yrs remaining term at maturity Owned 75/25% HPP/MAC; Class A, new construction 100% leased to Google with ~12 yrs remaining lease term at maturity 40-50% dividend cut yields ~$160-200M through 2025 New construction, fully operational purpose-built studio Owned 20/80% HPP/BX; 94% leased high- quality asset in a submarket with ~10% vacancy $668M of cash on hand & revolver availability Note: Data as of 3/31/23 proforma for Quixote loan paydown. See appendix for definitions of commonly used terms. Reflects HPP’s share of principal amortization and maturities based on contractual maturity dates, including impact of extension options, and excluding unamortized deferred financing costs, loan discounts/premiums, and consolidated joint venture partners’ debt. HPP has sufficient liquidity to pay down private placement debt and expects to execute on refinancings secured by Class A assets with significant WALT

22 Covenant Flexibility Under Unsecured Revolver Covenant Actual Performance (as of 3/31/23) Total liabilities to total asset value ≤60% 45% Unsecured indebtedness to unencumbered asset value ≤60% 48% Adjusted EBITDA to fixed charges ≥1.5x 2.6x Secured indebtedness to total asset value ≤45% 21% Unencumbered NOI to unsecured interest expense ≥2.0x 3.0x Unsecured Revolver, Term Loans & Private Placement Note: See appendix for definitions of commonly used terms. Covenants and actual performance reflect most restrictive terms and definitions of latest amended and restated credit agreement or indentures governing unsecured registered senior notes in accordance with financial results as of 3/31/23, at which time the operating partnership was in compliance. HPP is in compliance with its unsecured revolver covenants and stress tests indicate no risks to its ability to access funds and/or refinance

GRESB #1 in Office Americas, 2022 #1 in Office Americas Development, 2021 5-Star Rating, 2019-2022 NAREIT Leader in the Light Award Office Sector, 2022 Best New Entry, 2019 Carbon Neutral Operations Hudson Pacific Achieved Carbon Neutral Operation, 2020 Newsweek Listed on America’s Most Responsible Companies, 2023 Green Lease Leader Silver Leader, 2019-2022 Energy Star Partner of the Year, 2019-2022 Sustained Excellence, 2021- 2022 Fitwel Fitwel Campion, 2019-2022 Fitwel Best in Building Health Award, 2020 Science Based Targets Emissions & reduction Targets Validated, 2020 Bloomberg Gender Equality Index Member, 2023 Globe Street Real Estate Forum Best Places to Work 2019, 2022 NAIOP Developer of the Year, 2021 S&P Global Sustainability Yearbook, 2022- 2023 23 ESG Leader: HPPx2030 Vision + 100% carbon neutral and renewable electricity in operations for 10 years + 50% absolute reduction in Scope 1 & 2 GHG emissions from operations, without offsetting instruments (2018 baseline) + 50% absolute reduction in energy and water used for operations (2019 baseline) + Zero waste—90%+ landfill diversion rate—in operations + 90% LEED, 80% Fitwel, 75% Energy Star in-service office portfolio + 50% absolute reduction in Scope 3 GHG emissions from production vehicles and transportation assets (2022 baseline) + 50% of production services business to come from “Verde” green production vehicles and transportation assets + >1% of adjusted net earnings donated to strategic charities annually for 10 years + $20M+ invested in innovative solutions to homelessness and housing affordability + Equal women and 100% increase in Black, Hispanic/Latino, or Asian employees in management (2021 baseline) + >15% of on-site contractors for (re)developments diverse and/or local HPPx2030 Vision ESG Accolades HPP recently set ambitious new targets to reduce climate impact, grow its portfolio of green products and services, make innovative community investments and diversify management

24 Appendix – Definitions Adjusted EBITDAre: Adjusted EBITDAre represents net income (loss) before interest, income taxes, depreciation and amortization, and before our share of interest and depreciation from unconsolidated real estate entities and further adjusted to eliminate the impact of certain non-cash items and items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner, in addition to standard financial measurements under GAAP. Adjusted EBITDAre is not a measurement of financial performance under GAAP and should not be considered as an alternative to income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDAre may be different from the calculation used by other companies and, accordingly, comparability may be limited. Adjusted Funds from Operations (“AFFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO (excluding specified items) HPP’s share of non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures related to HPP’s share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of HPP’s share of straight-line rents, amortization of lease buy-out costs, amortization of above-and below-market lease intangible assets and liabilities, amortization of above-and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Annualized Base Rent (“ABR”): For office properties, calculated by multiplying (i) cash base rents under commenced leases excluding tenant reimbursements as of March 31, 2023 by (ii) 12. On a per square foot basis, ABR is divided by square footage under commenced leases as of March 31, 2023. For all expiration years, ABR is calculated as (i) cash base rents at expiration under commenced leases divided by (ii) square footage under commenced leases as of March 31, 2023. The methodology is the same when calculating ABR per square foot either in place or at expiration for uncommenced leases. Rent data is presented without regard to cancellation options. Where applicable, rental rates converted to USD using the foreign currency exchange rate as of March 31, 2023. For studio properties, ABR reflects actual base rent for the 12 months ended March 31, 2023, excluding tenant reimbursements. ABR per leased square foot calculated as (i) annual base rent divided by (ii) square footage under lease as of March 31, 2023. Consolidated Debt: Consolidated unsecured and secured debt. Consolidated Debt, Net: Similar to consolidated debt, less consolidated cash and cash equivalents. Consolidated Unsecured and Secured Debt: Excludes joint venture partner debt, unamortized deferred financing costs and unamortized loan discounts/premiums related to our registered senior debt. Includes full amount of debt related to the Hill7, Hollywood Media Portfolio and 1918 Eighth joint ventures. Estimated Stabilized Yield: Calculated as the quotient of estimated NOI and our investment in a property once project stabilizes and initial rental concessions, if any, have elapsed, excluding the impact of leverage. Cash rents related to development and redevelopment projects are expected to increase over time and average cash yields are expected to be greater than estimated initial stabilized yields. Our estimates for cash yields and total costs at completion represent our current estimates, which may be updated upon project completion or sooner, if there are significant changes to expected yields or costs. We caution against placing undue reliance on the estimated stabilized yields which are based solely on our estimates, using data available to us during the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual stabilized yields will be consistent with the estimated stabilized yields set forth herein. Estimated Project Costs: Estimated project costs exclude interest costs capitalized in accordance with ASC 835-20-50-1, personnel costs capitalized in accordance with ASC 970- 360-25 and operating expenses capitalized in accordance with ASC 970-340. Estimated Square Feet: Represents management’s estimate of leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. For land properties, square footage represents management’s estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained.

25 Appendix – Definitions (Cont.) Estimated Stabilization Date: Based on management’s estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes defined as the commencement of cash rental payments. Funds from Operations (“FFO”): We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the HPP’s share of real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets. The calculation of FFO includes the HPP’s share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. FFO is a non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees. However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations. HPP’s Share: Non-GAAP financial measures calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest. HPP’s Share of Debt: Similar to consolidated debt except it includes HPP’s share of unconsolidated joint venture debt and excludes partners’ share of consolidated joint venture partner debt. HPP’s Share of Gross Assets : HPP’s share of total assets plus HPP’s share of accumulated depreciation. HPP’s Share of Undepreciated Book Value : HPP’s share of total assets plus HPP’s share of accumulated depreciation and HPP’s share of accumulated amortization. In-Service Properties: Owned properties, excluding repositioning, redevelopment, development and held for sale properties. Net Effective Rent: Weighted average initial annual cash rent, net of annualized concessions (i.e. free rent), tenant improvements and lease commissions.

26 Appendix – Definitions (Cont.) Net Operating Income (“NOI”): We evaluate performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straightline rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses. Operating Partnership: The Company conducts all of its operations through the Operating Partnership, Hudson Pacific Properties, L.P., and serves as its sole general partner. As of March 31, 2023, the Company owned 97.2% of the ownership interest in the Operating Partnership, including unvested restricted units. Percent Occupied/Leased: For office properties, calculated as (i) square footage under commenced leases as of March 31, 2023, divided by (ii) total square feet, expressed as a percentage, whereas percent leased includes uncommenced leases. For studio properties, percent occupied reflects the average percent occupied for the 12 months ended March 31, 2023. Same-Store Studio: Same-store studio for the three months ended March 31, 2023 defined as all properties owned and included in our stabilized studio portfolio as of January 1, 2022 and still owned and included in the stabilized studio portfolio as of March 31, 2023.

Year Ended 12/31/22 Net loss (16,517)$ Adjustments: Loss from unconsolidated real estate entity (943) Fee Income (7,972) Interest expense 149,901 Interest income (2,340) Management services reimbursement income - unconsolidated joint ventures (4,163) Management services expense - unconsolidated joint ventures 4,163 Transaction-related expenses 14,356 Unrealized loss on non-real estate investments 1,440 Gain on sale of real estate 2,164 Impairment loss 28,548 Other income (8,951) General and administrative 79,501 Depreciation and amortization 373,219 Office NOI (544,032) Non-same-store studio NOI (32,746) Same-store studio straight line and non-cash compensation adjustments (1,606) Same-store studio cash NOI 34,022$ 2022 Same-Store Studio Cash NOI Three Months Ended 3/31/23 Net loss $ (14,817) Interest income—consolidated (371) Interest expense—consolidated 53,807 Depreciation and amortization—consolidated 97,139 EBITDA 135,758 Unconsolidated real estate entities depreciation and amortization 1,263 Unconsolidated real estate entities interest expense 1,686 EBITDAre 138,707 Impairment loss - Unrealized gain on non-real estate investments (839) Gain on sale of real estate (7,046) Other income (5,161) Transaction-related expenses 1,186 Non-cash compensation expense 5,217 Straight-line rent receivables, net (9,443) Non-cash amortization of above/below-market leases, net (1,620) Non-cash amortization of above/below-market ground leases, net 688 Amortization of lease incentive costs 311 Adjusted EBITDAre 122,000 Studio cash NOI1 (8,853) Office adjusted EBITDAre 113,147 x Annualization factor 4 Annualized office adjusted EBITDAre 452,588 Trailing 12-month studio cash NOI 64,362 Cash adjusted EBTIDAre for selected ratios 516,950 Less: Partners’ share of cash adjusted EBITDAre (90,213) Add: Annualization of Google cash rent at One Westside1 27,481 HPP’s share of cash adjusted EBITDAre $ 454,218 Total consolidated unsecured and secured debt 4,454,665 Less: Consolidated cash and cash equivalents (163,327) Consolidated debt, net $ 4,291,338 Less: Partners’ share of debt, net (642,846) Add : HPP's share of additional borrowing on construction loans2 3,541 HPP’s share of debt, net $ 3,652,033 HPP’s share of debt, net/HPP’s share of cash adjusted EBITDAre for selected ratios 8.0x Reconciliations of Net Loss to Adjusted EBITDAre (Annualized) & Total unsecured & Secured Debt to Consolidated Debt, Net & HPP's Share of Debt, Net 27 Appendix – Reconciliations (1) Includes the annualized impact of Google’s One Westside May 2023 lease commencement. (2) Reflects additional borrowing on the construction loans for Sunset Glenoaks and One Westside/Westside Two as of May 2023.

Appendix – Reconciliations

Same-Store Studio Cash NOI 1Q19 - 1Q23

	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19	6/30/19	3/31/19
Net loss	(14,817)	(5,656)	(6,792)	3,546	(7,615)	16,753	(6,182)	7,030	11,411	(3,168)	(1,362)	7,011	13,949	16,963	62,955	12,823	(36,895)
Adjustments:																	
Loss (income) from unconsolidated real estate entities	745	788	352	(1,780)	(303)	(151)	(566)	(470)	(635)	(667)	105	(410)	236	402	260	85	0
Fee income	(2,402)	(4,850)	(911)	(1,140)	(1,071)	(898)	(678)	(797)	(848)	(1,074)	(575)	(556)	(610)	(528)	(656)	0	0
Interest expense	53,807	48,085	37,261	33,719	30,836	30,139	30,825	30,689	30,286	29,638	32,492	27,930	26,417	28,353	26,590	26,552	24,350
Interest income	(371)	(314)	(196)	(920)	(910)	(926)	(934)	(937)	(997)	(960)	(1,056)	(1,048)	(1,025)	(1,010)	(1,002)	(1,008)	(1,024)
Management services reimbursement income—unconsolidated real estate	(1,064)	(1,004)	(983)	(1,068)	(1,108)	(253)	(253)	(626)	0	0	0	0	0	0	0	0	0
Management services expense—unconsolidated real estate	1,064	1,004	983	1,068	1,108	253	253	626	0	0	0	0	0	0	0	0	0
Transaction-related expenses	1,186	3,643	9,331	1,126	256	1,547	6,300	1,064	0	0	181	157	102	208	331	0	128
Unrealized (gain) / loss on non-real estate investments	(839)	378	894	1,818	(1,650)	(4,951)	(827)	(5,018)	(5,775)	128	(513)	2,267	581	0	0	0	0
(Gain) / loss on sale of real estate	(7,046)	1,984	180	0	0	0	0	0	0	0	0	0	0	0	(47,100)	0	0
Impairment loss	0	0	4,795	3,250	20,503	10	2,762	0	0	0	0	0	0	0	0	0	52,201
Loss on extinguishment of debt	0	0	0	0	0	0	6,249	0	0	0	0	0	0	0	0	0	0
Other income	(5,161)	(4,904)	(2,453)	(742)	(852)	1,006	(82)	1,177	452	1,058	(576)	(716)	(314)	(336)	333	(181)	106
General and administrative	18,724	17,323	19,795	21,871	20,512	17,500	18,288	17,109	18,449	23,939	17,428	17,897	18,618	17,848	17,661	18,344	18,094
Depreciation and amortization	97,139	96,518	93,070	91,438	92,193	88,107	88,568	84,178	82,761	77,351	75,052	73,516	73,763	74,196	69,781	69,606	68,505
NOI	**140,965**	**152,995**	**155,326**	**152,186**	**151,899**	**148,136**	**143,723**	**134,025**	**135,104**	**126,245**	**121,176**	**126,048**	**131,717**	**136,096**	**129,153**	**126,221**	**125,465**
NOI Detail																	
Same-store office cash revenues	182,542	183,858	179,876	180,770	172,146	177,619	177,820	168,897	157,768	166,219	150,128	155,781	155,069	161,703	152,447	110,710	103,013
Straight-line rent	10,148	(6,773)	(3,176)	305	15,311	1,384	1,787	4,599	6,647	(1,375)	1,870	11,090	12,914	12,506	9,377	5,971	8,881
Amortization of above/below-market	1,591	1,469	1,503	1,750	2,680	3,032	2,931	2,647	1,836	1,928	2,330	2,295	2,337	2,765	2,603	1,927	2,041
Amortization of lease incentive costs	(282)	(290)	(327)	(398)	(400)	(404)	(423)	(422)	(443)	(439)	(440)	(466)	(440)	(470)	(463)	(358)	(356)
Same-store office revenues	**193,999**	**178,264**	**177,876**	**182,427**	**189,737**	**181,631**	**182,115**	**175,721**	**165,808**	**166,333**	**153,888**	**168,700**	**169,880**	**176,504**	**163,964**	**118,250**	**113,579**
Same-store studios cash revenues	21,904	21,677	21,834	20,025	19,807	20,113	18,077	19,741	20,953	19,539	15,323	13,637	19,651	22,923	21,998	16,656	20,559
Straight-line rent	494	414	440	646	590	665	690	167	32	(154)	255	674	158	190	214	319	361
Amortization of lease incentive costs	(9)	(9)	(9)	(9)	(9)	(9)	(9)	(9)	(9)	(10)	(9)	(9)	(9)	(9)	(9)	(358)	339
Same-store studio revenues	**22,389**	**22,082**	**22,265**	**20,662**	**20,388**	**20,769**	**18,758**	**19,899**	**20,976**	**19,375**	**15,569**	**14,302**	**19,800**	**23,104**	**22,203**	**16,617**	**21,259**
Same-store revenues	**216,388**	**200,346**	**200,141**	**203,089**	**210,125**	**202,400**	**200,873**	**195,620**	**186,784**	**185,708**	**169,457**	**183,002**	**189,680**	**199,608**	**186,167**	**134,867**	**134,838**
Same-store office cash expenses	66,971	66,028	65,906	63,431	63,265	62,011	61,765	59,567	56,062	58,687	54,606	57,265	55,964	58,469	54,771	33,258	34,638
Straight-line rent	414	325	325	325	405	325	325	325	366	366	365	366	366	366	366	0	0
Non-cash portion of interest expense	35	21	21	21	24	11	11	10	10	4	2	0	0	0	0	0	0
Amortization of above/below-market ground leases, net	676	586	586	586	669	586	586	586	586	586	586	586	586	586	586	575	575
Same-store office expenses	**68,096**	**66,960**	**66,838**	**64,363**	**64,363**	**62,933**	**62,687**	**60,488**	**57,024**	**59,643**	**55,559**	**58,217**	**56,916**	**59,421**	**55,723**	**33,833**	**35,213**
Same-store studio cash expenses	11,920	12,558	13,080	12,152	11,532	12,157	8,878	12,387	11,374	9,916	9,004	7,951	10,650	13,225	11,440	9,544	10,983
Non-cash portion of interest expense	111	240	70	69	68	79	80	79	79	29	30	0	0	0	0	0	0
Same-store studio expenses	**12,031**	**12,798**	**13,150**	**12,221**	**11,600**	**12,236**	**8,958**	**12,466**	**11,453**	**9,945**	**9,034**	**7,951**	**10,650**	**13,225**	**11,440**	**9,544**	**10,983**
Same-store expenses	**80,127**	**79,758**	**79,988**	**76,584**	**75,963**	**75,169**	**71,645**	**72,954**	**68,477**	**69,588**	**64,593**	**66,168**	**67,566**	**72,646**	**67,163**	**43,377**	**46,196**
Same-store Office Cash NOI	**115,571**	**117,830**	**113,970**	**117,339**	**108,881**	**115,608**	**116,055**	**109,330**	**101,706**	**107,532**	**95,522**	**98,516**	**99,105**	**103,234**	**97,676**	**77,452**	**68,375**
Same-store Studio Cash NOI	**9,873**	**8,879**	**8,684**	**7,804**	**8,207**	**7,877**	**9,119**	**7,275**	**9,500**	**9,594**	**6,289**	**5,686**	**9,001**	**9,698**	**10,558**	**7,112**	**9,576**
Same-store Cash NOI	**125,444**	**126,709**	**122,654**	**125,143**	**117,088**	**123,485**	**125,174**	**116,605**	**111,206**	**117,126**	**101,811**	**104,202**	**108,106**	**112,932**	**108,234**	**84,564**	**77,951**
Same-store Office NOI	**125,903**	**111,304**	**111,038**	**118,064**	**125,374**	**118,698**	**119,428**	**115,233**	**108,784**	**106,690**	**98,329**	**110,483**	**112,964**	**117,083**	**108,241**	**84,417**	**78,366**
Same-store Studio NOI	**10,358**	**9,284**	**9,115**	**8,441**	**8,788**	**8,533**	**9,800**	**7,433**	**9,523**	**9,430**	**6,535**	**6,351**	**9,150**	**9,879**	**10,763**	**7,073**	**10,276**
Same-store NOI	**136,261**	**120,588**	**120,153**	**126,505**	**134,162**	**127,231**	**129,228**	**122,666**	**118,307**	**116,120**	**104,864**	**116,834**	**122,114**	**126,962**	**119,004**	**91,490**	**88,642**
Non-same-store NOI	**4,704**	**32,407**	**35,173**	**25,681**	**17,737**	**20,905**	**14,495**	**11,359**	**16,797**	**10,125**	**16,312**	**9,214**	**9,603**	**9,134**	**10,149**	**34,731**	**36,823**
NOI	**140,965**	**152,995**	**155,326**	**152,186**	**151,899**	**148,136**	**143,723**	**134,025**	**135,104**	**126,245**	**121,176**	**126,048**	**131,717**	**136,096**	**129,153**	**126,221**	**125,465**

28

29 Disclaimer Hudson Pacific Properties, Inc. is referred to herein as the “Company,” “Hudson Pacific,” “HPP,” “we,” “us,” or “our.” This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in California, the Pacific Northwest, Western Canada, Greater London or other markets where we invest; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; and the consequences of any possible future terrorist attacks. These factors are not exhaustive. For a discussion of important risks related to HPP’s business and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K as well as other risks described in documents we file with the Securities and Exchange Commission, or SEC. You are cautioned that the information contained herein speaks only as of the date hereof and HPP assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. This document also includes non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with GAAP. In addition, quantitative reconciliations of the differences between the most directly comparable GAAP and non-GAAP financial measures presented are also provided within this Supplemental Information. Definitions of these non-GAAP financial measures, along with that of HPP’s Share of certain of these measures, can be found in the definitions section of this document.

HudsonPacificProperties.com